POWER OF ATTORNEY

WHEREAS, SPARROW FUNDS, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement on Form N-1A (File Nos. 333-59877 and 811-08897) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

NOW, THEREFORE, the undersigned constitutes and appoints PHILIP B. SINENENG, JOANN M. STRASSER, MICHAEL V. WIBLE, AND ANDREW J. DAVALLA, its attorneys for it and in its name, place and stead, and in its capacity as a Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the President this 27th day of August, 2025.

SPARROW FUNDS

By: /s/ Gerald R. Sparrow

      Gerald R. Sparrow, President

STATE OF MISSOURI

)

)

COUNTY OF SAINT LOUIS

)

Before me, a Notary Public, in and for said county and state, personally appeared Gerald R. Sparrow, President, who represented that he is duly authorized in the premises, and who is known to me to be the person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 27th day of August, 2025.

/s/ Natalie R. Magnah

Notary Public – State of Missouri

Notary ID: 15467583

Qualified in Missouri

Commission Expires: 2/22/2027

CERTIFICATE

The undersigned, Secretary of SPARROW FUNDS, hereby certifies that the following resolution was duly adopted by a majority of the Board of Trustees at a meeting held July 24, 2025, and is in full force and effect:

WHEREAS, SPARROW FUNDS, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement on Form N-1A (File Nos. 333-59877 and 811-08897) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

NOW, THEREFORE, the undersigned hereby constitutes and appoints PHILIP B. SINENENG, JOANN M. STRASSER, MICHAEL V. WIBLE, AND ANDREW J. DAVALLA, its attorneys for it and in its name, place and stead, and in its capacity as a Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

Dated: August 27, 2025

 /s/ Gerald R. Sparrow

Gerald R. Sparrow, Secretary

Sparrow Funds